Exhibit (h)(2)(xxxviii)

THIRTY-SEVENTH AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of September 11, 2020, by and between Natixis Advisors, L.P. (“Natixis Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust, Natixis ETF Trust and Natixis ETF Trust II (collectively, the “Trusts”).

WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016, October 14, 2016, November 30, 2016, February 28, 2017, December 26, 2017, July 1, 2018, December 28, 2018 and July 1, 2019 (together with the amendments, the “Agreement”), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts;

WHEREAS, Natixis ETF Trust II, a Massachusetts business trust, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, Natixis ETF Trust II desires to employ Natixis Advisors to provide certain administrative services to Natixis ETF Trust II in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

WHEREAS, Natixis Advisors and Natixis ETF Trust II desire to amend Schedule A of the Agreement to reflect the addition of Natixis ETF Trust II.

WHEREAS, Natixis Advisors and Natixis ETF Trust II desire to amend Schedule B of the Agreement to reflect the addition of Proxy Portfolio Services.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors and the Trusts hereby agree as follows:

1.	A new Trust, the Natixis ETF Trust II, shall be added to this Agreement.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

Exhibit (h)(2)(xxxviii)

3.	Schedule B of the Agreement is amended to include the following Proxy Portfolio Services:

86.

calculate or oversee the calculation of the daily portfolio transparency substitute (the “Proxy Portfolio”) for each Fund that is a series of Natixis ETF Trust II (each a “Non-Transparent ETF”) in accordance with the Trust’s exemptive order from the SEC;

87.	review and oversee the calculation of the daily overlap between the holdings of the Proxy Portfolio and the holdings of the Non-Transparent ETF’s actual portfolio (the “Proxy Overlap”);

88.	enter into any agreements necessary to license the methodology and/or data required to calculate the daily Proxy Portfolio for each Non-Transparent ETF;

89.

maintain a website for the Non-Transparent ETFs and publish on such website the daily Proxy Portfolio, daily Proxy Overlap and any other information required by the Trust’s exemptive order from the SEC.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Exhibit (h)(2)(xxxviii)

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ADVISORS, L.P.

By Natixis Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

NATIXIS ETF TRUST

NATIXIS ETF TRUST II

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Exhibit (h)(2)(xxxviii)

Schedule A

Trust Portfolios

As of: September 11, 2020

Natixis Funds Trust I

Loomis Sayles Core Plus Bond Fund

Mirova Global Green Bond Fund

Mirova Global Sustainable Equity Fund

Mirova International Sustainable Equity Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

AlphaSimplex Multi-Asset Fund

AlphaSimplex Global Alternatives Fund

AlphaSimplex Managed Futures Strategy Fund

AlphaSimplex Tactical U.S. Market Fund

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Loomis Sayles Intermediate Municipal Bond Fund

Natixis Oakmark Fund

Vaughan Nelson Select Fund

Vaughan Nelson Mid Cap Fund

Natixis Funds Trust IV

AEW Global Focused Real Estate Fund

Natixis Sustainable Future 2015 Fund

Natixis Sustainable Future 2020 Fund

Natixis Sustainable Future 2025 Fund

Natixis Sustainable Future 2030 Fund

Natixis Sustainable Future 2035 Fund

Natixis Sustainable Future 2040 Fund

Natixis Sustainable Future 2045 Fund

Natixis Sustainable Future 2050 Fund

Natixis Sustainable Future 2055 Fund

Natixis Sustainable Future 2060 Fund

Exhibit (h)(2)(xxxviii)

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II

Loomis Sayles Global Allocation Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

Gateway Trust

Gateway Equity Call Premium Fund

Gateway Fund

Natixis ETF Trust

Natixis Seeyond International Minimum Volatility ETF

Natixis Loomis Sayles Short Duration Income ETF

Natixis ETF Trust II

Natixis U.S. Equity Opportunities ETF

Natixis Vaughan Nelson Select ETF

Natixis Vaughan Nelson Mid Cap ETF